As filed with the Securities and Exchange Commission on November 13, 2019

Registration No. 333-

 UNITED STATES

securities and exchange commission

Washington, D.C. 20549

form s-1

Registration Statement Under The Securities Act of 1933

Applied DNA Sciences, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	7380	59-2262718
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

50 Health Sciences Drive

Stony Brook, New York 11790

(631) 240-8800

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

James A. Hayward, Ph.D., Sc.D.

Chairman, Chief Executive Officer and President

Applied DNA Sciences, Inc.

50 Health Sciences Drive

Stony Brook, New York 11790

(631) 240-8801

(Name, address, including zip code, and telephone
number, including area code, of agent for service)

COPIES TO:

Merrill M. Kraines, Esq. Pepper Hamilton LLP The New York Times Building 620 Eighth Avenue, 37th Floor New York, NY 10018-1405 (212) 808-2711	Alexander R. McClean, Esq. Harter Secrest & Emery LLP 1600 Bausch & Lomb Place Rochester, New York 14604 (585) 232-6500

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ☒ 333-233830

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided in Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered(1)	Proposed Maximum Aggregate Offering Price(2)		Amount of Registration Fee
Common stock, $0.001 par value per share	$2,300,0000	(3) (4)	$298.54
Pre-funded warrants to purchase shares of common stock and shares of common stock issuable upon exercise of the pre-funded warrants	$2,000,000	(4)	$259.60
Common warrants to purchase shares of common stock and shares of common stock issuable upon exercise of the common warrants	$2,300,0000	(3) (5)	$298.54
Total	$6,600,000		$856.68

(1)	Represents only the additional number of shares of common stock, common warrants, pre-funded warrants, and shares of common stock issuable upon exercise of the common warrants and pre-funded warrants being registered and includes shares of common stock issuable upon exercise of the option of the representative of the underwriters to purchase additional shares of common stock and/or common warrants. This does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1, as amended (File No. 333-233830). Pursuant to Rule 416, the securities being registered hereunder include such indeterminate number of additional securities as may be issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) under the Securities Act.

(3)	Includes the offering price of additional securities that the representative of the underwriters has the option to purchase to cover over-allotments, if any.

(4)	The proposed maximum offering price of the common stock registered pursuant to this registration statement (excluding any securities the representative of the underwriters has the option to purchase from the registrant) will be reduced on a dollar-for-dollar basis based on the offering price of any pre-funded warrants offered and sold in the offering, and as such the proposed maximum aggregate offering price of the common stock and pre-funded warrants (excluding any securities the representative of the underwriters has the option to purchase from the registrant but including the common stock issuable upon exercise of the pre-funded warrants), if any, will remain at $2,000,000.

(5)	The common warrants are exercisable at a per share exercise price equal to 100% of the public offering price. For purposes of calculating the registration fee, the proposed maximum aggregate public offering price of the common warrants being registered pursuant to this registration statement was calculated to be $2,300,000, which is equal to 100% of $2,300,000.

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This registration statement is being filed with respect to the registration of additional shares of common stock, pre-funded warrants and common warrants (collectively, the “Securities”) of Applied DNA Sciences, Inc., a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the registration statement on Form S-1 (333-233830), initially filed by Applied DNA Sciences, Inc. with the Securities and Exchange Commission (the “Commission”) on September 18, 2019, as amended by Pre-Effective Amendment No. 1, as filed with the Commission on October 25, 2019, Pre-Effective Amendment No. 2, as filed with the Commission on November 1, 2019 and Pre- Effective Amendment No. 3, as filed with the Commission on November 8, 2019, which was declared effective on November 13, 2019, including all exhibits thereto (collectively, the “Prior Registration Statement”), are incorporated herein by reference. The additional Securities that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement. The contents of the Prior Registration Statement, including all amendments and exhibits thereto, are incorporated by reference herein.

The required opinion and consents are listed on the exhibit index attached hereto and filed herewith.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits and Financial Statement Schedules.

(a) Exhibits. All exhibits filed with or incorporated by reference in the Registration Statement on Form S-1 (SEC File No. 333-233830) are incorporated by reference into, and shall be deemed a part of, this registration statement, and the following additional exhibits are filed herewith, as part of this registration statement:

EXHIBIT INDEX

Exhibit Number	Description

5.1*	Opinion of Pepper Hamilton LLP

23.1*	Consent of Marcum LLP.

23.2*	Consent of Pepper Hamilton LLP (included in Exhibit 5.1).

24.1**	Power of Attorney (included as part of the signature page of the registration statement on Form S-1 (333-233830), initially filed by Applied DNA Sciences, Inc. with the Securities and Exchange Commission on September 18, 2019).

24.2**	Power of Attorney of Scott L. Anchin (included as part of the signature page of the pre-effective amendment no. 3 to the registration statement on Form S-1 (333-233830), filed by Applied DNA Sciences, Inc. with the Securities and Exchange Commission on November 8, 2019).

*	Filed herewith.
**	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Stony Brook, State of New York, on November 13, 2019.

APPLIED DNA SCIENCES, INC.

By:	/s/ James A. Hayward
James A. Hayward
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James A. Hayward	President, Chairman of the Board of Directors and Director	November 13, 2019
James A. Hayward	Chief Executive Officer (Principal Executive Officer)

/s/ Beth Jantzen	Chief Financial Officer	November 13, 2019
Beth M. Jantzen	(Principal Financial Officer and Principal Accounting Officer)

/s/ *	Director	November 13, 2019
Scott L. Anchin

/s/ *	Director	November 13, 2019
John Bitzer, III

/s/ *	Director	November 13, 2019
Robert Catell

/s/ *	Director	November 13, 2019
Joseph D. Ceccoli

/s/ *	Director	November 13, 2019
Yacov A. Shamash

/s/ *	Director	November 13, 2019
Sanford R. Simon

/s/ *	Director	November 13, 2019
Elizabeth M. Schmalz Ferguson

*By:	/s/ Beth Jantzen
Beth M. Jantzen
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description

5.1*	Opinion of Pepper Hamilton LLP

23.1*	Consent of Marcum LLP.

23.2*	Consent of Pepper Hamilton LLP (included in Exhibit 5.1).

24.1**	Power of Attorney (included as part of the signature page of the registration statement on Form S-1 (333-233830), initially filed by Applied DNA Sciences, Inc. with the Securities and Exchange Commission on September 18, 2019).

24.2**	Power of Attorney of Scott L. Anchin (included as part of the signature page of the pre-effective amendment no. 3 to the registration statement on Form S-1 (333-233830), filed by Applied DNA Sciences, Inc. with the Securities and Exchange Commission on November 8, 2019).

*	Filed herewith.
**	Previously filed.